Exhibit 99.1


FOR IMMEDIATE RELEASE                       Contact:  Robert D. Lipira or
   July 28, 1999                                      Stephen J. McKelvey
                                                      Corporate Communications
                                                      (860) 583-7070

      BARNES GROUP INC. AGREES TO ACQUIRE NITROGEN GAS SPRINGS
      --------------------------------------------------------
                  BUSINESS FROM ALLEGHENY TELEDYNE
                  --------------------------------

BRISTOL, Connecticut, July 28, 1999 -- Barnes Group Inc. (NYSE: B), announced today that it has signed a definitive agreement to acquire the nitrogen gas springs business of Teledyne Fluid Systems, an Allegheny Teledyne Incorporated company (NYSE: ALT), for the Associated Spring business unit of Barnes Group Inc. Terms of the acquisition were not disclosed.

Subject to regulatory review, the acquisition is expected to close during the third quarter.

Barnes Group Inc. (http://www.barnesgroupinc.com), is a diversified international manufacturer and distributor, serving a wide range of industrial markets with precision metal parts and industrial supplies. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group Inc. consists of three separate business units employing 3,847 people at 42 locations worldwide.

This release may contain certain forward-looking statements including those that discuss strategies, goals, outlook or other non-historical matters, or projected revenues, income, returns or other financial measures. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: changes in market demand for the types of products and services produced and sold by Barnes Group, changes in worldwide economic and political conditions, interest and foreign exchange rate fluctuations, regulatory changes, and technological changes including Y2K issues.